UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 25, 2019
Date of report (Date of earliest event reported)
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RRTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modifications to Rights of Security Holders.
The information set forth in Item 5.03 is incorporated into this Item 3.03 by reference

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board of Directors
On May 22, 2019, we held our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). At the Annual Meeting, our stockholders approved a proposal to amend our Amended and Restated Certificate of Incorporation (the “Declassification Amendment”) to declassify our Board of Directors and provide for the annual election of all directors. As previously disclosed in our Proxy Statement for the 2019 Annual Meeting, if stockholders approved the Declassification Amendment, and once the Declassification Amendment was filed with the Delaware Secretary of State, in order to make the complete declassification of our Board of Directors effective at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), each member of our Board of Directors whose term does not expire at the 2020 Annual Meeting (the Class II and Class III directors) would resign and be re-appointed to a term that expires at the 2020 Annual Meeting. On October 25, 2019, we filed the Declassification Amendment with the Delaware Secretary of State. Immediately thereafter, on October 25, 2019, each of Donald C. Brown, Scott L. Dobak, Michael L. Gettle, Christopher W. Jamroz, Ralph W. Kittle III, and Curtis W. Stoelting resigned and was re-appointed to a term ending at the 2020 Annual Meeting. The purpose of the resignations reported herein was to facilitate the transition to a declassified Board of Directors, such that all of our directors will be elected for one-year terms beginning with the 2020 Annual Meeting.
Amendments to Employment Agreements
On October 25, 2019, we entered into a First Amendment to Second Amended and Restated Employment Agreement with Curtis W. Stoelting, our Chief Executive Officer (“Stoelting Employment Agreement Amendment”). Pursuant to the Stoelting Employment Agreement Amendment, Mr. Stoelting agreed to a clawback of certain bonuses or other incentive compensation in the event that (a) the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a material and adverse restatement of earnings; and (b) Mr. Stoelting would have received lower incentive compensation based on the restated financial results. The clawback provision is subject to and governed by the policies and procedures set forth in our Clawback Policy. In addition, upon the adoption of final rules by the Securities and Exchange Commission (the “SEC”) regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we and Mr. Stoelting agreed to amend and restate in its entirety the clawback provision to comply with such new rules, which amended and restated provision would supersede the current clawback provision in all respects. The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Stoelting Employment Agreement Amendment, and is subject to and qualified in its entirety by reference to the complete text of the Stoelting Employment Agreement Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.
Also on October 25, 2019, we entered into a First Amendment to Employment Agreement with Patrick J. Unzicker, our Executive Vice President and Chief Financial Officer (“Unzicker Employment Agreement Amendment”). Pursuant to the Unzicker Employment Agreement Amendment, Mr. Unzicker agreed to a clawback of certain bonuses or other incentive compensation in the event that (a) the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a material and adverse restatement of earnings; and (b) Mr. Unzicker would have received lower incentive compensation based on the restated financial results. The clawback provision is subject to and governed by the policies and procedures set forth in our Clawback Policy. In addition, upon the adoption of final rules by the SEC regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we and Mr. Unzicker agreed to amend and restate in its entirety the clawback provision to comply with such new rules, which amended and restated provision would supersede the current clawback provision in all respects. The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Unzicker Employment Agreement Amendment, and is subject to and qualified in its entirety by reference to the complete text of the Unzicker Employment Agreement Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Certificate of Amendment of Amended and Restated Certificate of Incorporation
As disclosed in Item 5.02 above, at the 2019 Annual Meeting, our stockholders approved a proposal to amend our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of all directors. On October 25, 2019, we filed the Declassification Amendment with the Delaware Secretary of State to effect the declassification of our Board of Directors.
The foregoing description of the Declassification Amendment is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Declassification Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.
Third Amended and Restated Bylaws
As previously disclosed, at our 2018 Annual Meeting of Stockholders held on December 19, 2018, our stockholders approved a number of amendments to our Amended and Restated Certificate of Incorporation. See our Current Report on Form 8-K filed with the SEC on January 9, 2019 for additional information about these amendments. Many of these amendments required us to make conforming changes to our bylaws.
As previously disclosed, on June 19, 2019, the United States District Court for the Eastern District of Wisconsin entered an order (the “Order”) preliminarily approving a Stipulation of Settlement, dated March 27, 2019 (the “Stipulation”), and the proposed derivative settlement (the “Settlement”) set forth therein, in the consolidated derivative action styled Kent v. Stoelting et al, Civil No. 17-cv-00893-PP. Pursuant to the Order, we filed a Notice of Proposed Derivative Settlement (the “Notice”) and the Stipulation. See our Current Report on Form 8-K filed with the SEC on June 26, 2019 for additional information about the Order, the Stipulation and the Settlement. Pursuant to the Settlement, we agreed to adopt certain corporate governance policies, some of which required us to make changes to our bylaws.
As disclosed in Item 5.02 above, at the 2019 Annual Meeting, our stockholders approved a proposal to amend our Amended and Restated Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of all directors.
Accordingly, on October 25, 2019, our Board of Directors approved and adopted a Third Amended and Restated Bylaws (the “Restated Bylaws”). The Restated Bylaws provide for the following changes to our bylaws:

•	We amended our bylaws to remove the reference to a classified Board of Directors structure to conform to the Declassification Amendment previously approved by our stockholders.

•	We amended our bylaws to permit stockholder action by written consent to conform to the amendment to our Amended and Restated Certificate of Incorporation previously approved by our stockholders.

•
We amended our bylaws to permit stockholders holding at least a majority of the shares of our common stock entitled to vote to request that we call a special meeting of stockholders to conform to the amendment to our Amended and Restated Certificate of Incorporation previously approved by our stockholders.

•
We amended our bylaws to permit stockholders holding at least a majority of the shares of our common stock entitled to vote to remove directors with or without cause to conform to the amendment to our Amended and Restated Certificate of Incorporation previously approved by our stockholders.

•
We amended our bylaws to permit stockholders holding at least a majority of the shares of our common stock entitled to vote to amend or repeal our bylaws or any provision thereof to conform to the amendment to our Amended and Restated Certificate of Incorporation previously approved by our stockholders.

•
We amended our bylaws to designate the courts in the state of Delaware as the exclusive forum for all legal actions unless otherwise consented to by us to conform to the amendment to our Amended and Restated Certificate of Incorporation previously approved by our stockholders.

•
We adopted a majority voting policy to make the legal standard for director election a majority of shares voted. We also amended our bylaws to provide that following a refusal by our Board of Directors to accept the resignation of a director from whom the holders of a majority of shares have withheld support, the holders of 5% of outstanding shares have the power to call a special meeting of stockholders. We intend to submit a substantially similar proposal to stockholders to amend our Amended and Restated Certificate of Incorporation at our next annual meeting of stockholders.

The foregoing description of the Restated Bylaws is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Roadrunner Transportation Systems, Inc., filed with the Secretary of State of the State of Delaware on October 25, 2019
3.2	Third Amended and Restated Bylaws of Roadrunner Transportation Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: October 30, 2019	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Executive Vice President and Chief Financial Officer